Exhibit 99.1

Academy Sports + Outdoors Reports First Quarter 2024 Results

Net Sales Decline (1.4)%; Comparable Sales Decline (5.7)%

GAAP Diluted EPS of $1.01, or $1.08 Adjusted Diluted EPS

Opened Two New Stores During the First Quarter

Returned $132 Million to Shareholders Through Share Repurchases and Dividends

KATY, TEXAS (Globe Newswire — June 11, 2024) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the first quarter ended May 4, 2024.

Steve Lawrence, Chief Executive Officer, commented, "As expected, our first quarter results reflect that our customers remain under pressure in the current economic environment. We will navigate through the remainder of the year by continuing to lean into our position as the value leader in our space, while also inspiring customers to shop through introductions and expansions of new and innovative products. We will also continue making strategic investments in our long-range growth initiatives. We are pleased that we drove a positive comp in our new stores and omnichannel business. Academy has the right elements in place to achieve our long-range goals: a well-established business model, an experienced leadership team and a strong balance sheet."

First Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	May 4, 2024	April 29, 2023%
Net sales	$1,364.2	$1,383.6	(1.4)%
Comparable sales (1)	(5.7)%	(7.3)%
Income before income tax	$97.7	$118.7	(17.7)%
Net income	$76.5	$94.0	(18.6)%
Adjusted net income (2)	$81.6	$103.0	(20.8)%
Earnings per common share, diluted	$1.01	$1.19	(15.1)%
Adjusted earnings per common share, diluted (1)	$1.08	$1.30	(16.9)%
(1) Fiscal 2023 had a 53rd week, so the Company is using a shifted comp sales calculation which compares weeks 1-13 in Q1 2024 to weeks 2-14 in fiscal 2023.
(2) Adjusted net income and adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and
"Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Thirteen Weeks Ended		Change
Balance Sheet ($ in millions)	May 4, 2024	April 29, 2023%
Cash and cash equivalents	$378.1	$295.5	28.0%
Merchandise inventories, net	$1,356.8	$1,386.5	(2.1)%
Long-term debt, net	$484.1	$584.1	(17.1)%

	Thirteen Weeks Ended		Change
Capital Allocation ($ in millions)	May 4, 2024	April 29, 2023%
Share repurchases	$123.5	$50.3	145.5%
Dividends paid	$8.2	$6.9	18.8%

Subsequent to the end of the first quarter, on June 6, 2024, Academy's Board of Directors declared a quarterly cash dividend of $0.11 per share of common stock. The dividend is payable on July 18, 2024, to stockholders of record as of the close of business on June 20, 2024.

Carl Ford, Chief Financial Officer, said, "Academy generated $200 million in cash from operations during the quarter. We believe that investing this cash into the pillars of our long-range plan will result in long-term, sustainable sales and profit growth for Academy and our shareholders. To that end, in the first quarter, we invested $32 million of capital back into the Company, repurchased $124 million in stock, and paid $8 million in dividends. We are focused on driving traffic, managing our inventory to maintain margins, and controlling expenses as we invest in our growth initiatives."
New Store Openings
Academy opened two new stores during the first quarter. The Company plans to open 15 to 17 stores in 2024.

2024 Outlook
Academy is reiterating its previous sales and net income guidance for fiscal 2024, while updating its earnings per share forecast to reflect the share repurchase activity completed in the first quarter.

	Updated Guidance		Previous Guidance
(in millions, except per share data)	Low end	High end	Low end	High end
Net sales	no change	no change	$6,070.0	$6,350.0
Sales growth	no change	no change	(1.5)%	+3.0%

Comparable sales	no change	no change	(4.0)%	1.0%

Gross margin rate	no change	no change	34.3%	34.7%

GAAP net income	no change	no change	$455	$530

GAAP earnings per common share, diluted	$6.05	$7.05	$5.90	$6.90

Diluted weighted average common shares outstanding	~75	~75	~77	~77

Capital expenditures	no change	no change	$225	$275

Adjusted free cash flow (1)	no change	no change	$290	$375

(1) Adjusted free cash flow is a non-GAAP measure. We have not reconciled it to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items , which are dependent on future events and often outside of management's control and could be significant. Because such items cannot be predicted with the level of precision required, we are unable to provide an estimate of the most closely comparable GAAP measure at this time. Note: Fiscal year 2023 included 53 weeks compared to 52 weeks in fiscal 2024.

The earnings per common share guidance reflects a tax rate of approximately 22.0% and does not include any potential future share repurchases.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13746678

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 284 stores across 18 states as of the end of the quarter. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as it provides additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended February 3, 2024 (the "Annual Report"), and our Quarterly Report for the thirteen weeks ended May 4, 2024 (the "Quarterly Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding the Company’s fiscal 2024 outlook, the Company’s strategic plans and financial objectives, growth of the Company’s business and operations, the Company’s payment of dividends and declaration of future dividends, including the timing and amount thereof, share repurchases by the Company, the Company's expectations regarding its future performance, and future financial condition, and other such matters, and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and increases in interest rates, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Quarterly Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Allan Rojas
VP, Investor Relations	Director, Communications
281-646-5362	281-944-6048
matt.hodges@academy.com	allan.rojas@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	May 4, 2024	Percentage of Sales (1)	April 29, 2023	Percentage of Sales (1)
Net sales	$1,364,220	100.0%	$1,383,609	100.0%
Cost of goods sold	908,427	66.6%	916,494	66.2%
Gross margin	455,793	33.4%	467,115	33.8%
Selling, general and administrative expenses	353,410	25.9%	340,919	24.6%
Operating income	102,383	7.5%	126,196	9.1%
Interest expense, net	9,486	0.7%	11,230	0.8%
Write off of deferred loan costs	449	0.0%	—	0.0%
Other (income), net	(5,204)	(0.4)%	(3,713)	(0.3)%
Income before income taxes	97,652	7.2%	118,679	8.6%
Income tax expense	21,187	1.6%	24,709	1.8%
Net income	$76,465	5.6%	$93,970	6.8%

Earnings Per Common Share:
Basic	$1.03		$1.22
Diluted	$1.01		$1.19

Weighted Average Common Shares Outstanding:
Basic	73,993		76,862
Diluted	75,798		79,288
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	May 4, 2024	February 3, 2024	April 29, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$378,145	$347,920	$295,536
Accounts receivable - less allowance for doubtful accounts of $1,817, $2,217 and $2,286, respectively	13,700	19,371	10,412
Merchandise inventories, net	1,356,811	1,194,159	1,386,457
Prepaid expenses and other current assets	68,320	83,450	34,622
Assets held for sale	—	—	1,763
Total current assets	1,816,976	1,644,900	1,728,790

PROPERTY AND EQUIPMENT, NET	456,594	445,209	365,024
RIGHT-OF-USE ASSETS	1,116,222	1,111,237	1,087,854
TRADE NAME	578,364	578,236	577,799
GOODWILL	861,920	861,920	861,920
DEFERRED TAX ASSETS	—	—	—
OTHER NONCURRENT ASSETS	43,803	35,211	20,547
Total assets	$4,873,879	$4,676,713	$4,641,934

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$735,563	$541,077	$712,643
Accrued expenses and other current liabilities	262,048	217,932	221,388
Current lease liabilities	121,465	117,849	112,333
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,122,076	879,858	1,049,364

LONG-TERM DEBT, NET	484,084	484,551	584,093
LONG-TERM LEASE LIABILITIES	1,098,799	1,091,294	1,058,869
DEFERRED TAX LIABILITIES, NET	253,069	254,796	257,120
OTHER LONG-TERM LIABILITIES	10,330	11,564	11,526
Total liabilities	2,968,358	2,722,063	2,960,972

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 72,590,530; 74,349,927 and 76,439,594 issued and outstanding as of May 4, 2024, February 3, 2024, and April 29, 2023, respectively.	726	743	764
Additional paid-in capital	240,559	242,098	229,633
Retained earnings	1,664,236	1,711,809	1,450,565
Stockholders' equity	1,905,521	1,954,650	1,680,962
Total liabilities and stockholders' equity	$4,873,879	$4,676,713	$4,641,934

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$76,465	$93,970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,853	26,261
Non-cash lease expense	6,137	2,165
Equity compensation	6,138	11,382
Amortization of deferred loan and other costs	624	674
Deferred income taxes	(1,726)	(1,923)
Write off of deferred loan costs	449	—
Changes in assets and liabilities:
Accounts receivable, net	5,671	6,091
Merchandise inventories, net	(162,652)	(102,940)
Prepaid expenses and other current assets	15,129	13,125
Other noncurrent assets	(3,392)	(3,215)
Accounts payable	186,475	26,776
Accrued expenses and other current liabilities	20,819	(31,673)
Income taxes payable	21,922	12,642
Other long-term liabilities	(1,235)	(1,200)
Net cash provided by operating activities	199,677	52,135

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(32,227)	(40,464)
Purchases of intangible assets	(128)	(83)
Net cash used in investing activities	(32,355)	(40,547)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facilities	3,900	—
Repayment of Revolving Credit Facilities	(3,900)	—
Repayment of Term Loan	(750)	(750)
Debt issuance fees	(5,690)	—
Repurchase of common stock for retirement	(122,425)	(50,015)
Proceeds from exercise of stock options	2,789	7,090
Taxes paid related to net share settlement of equity awards	(2,839)	(2,593)
Dividends paid	(8,182)	(6,929)
Net cash used in financing activities	(137,097)	(53,197)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	30,225	(41,609)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	347,920	337,145
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$378,145	$295,536

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and Adjusted EBIT

We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands):

	Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Net income	$76,465	$93,970
Interest expense, net	9,486	11,230
Income tax expense	21,187	24,709
Depreciation and amortization	28,853	26,261
Equity compensation (a)	6,138	11,382
Write off of deferred loan costs	449	—
Adjusted EBITDA (b)	$142,578	$167,552
Less: Depreciation and amortization	(28,853)	(26,261)
Adjusted EBIT (b)	$113,725	$141,291

(a)	Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)
Effective January 28, 2023, we no longer exclude pre-opening expenses from our computations of Adjusted EBITDA and Adjusted EBIT. Adjusted EBITDA and Adjusted EBIT for the thirteen weeks ended April 29, 2023 have been revised to the current period computation methodology.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended
	May 4, 2024		April 29, 2023
Net income	$76,465		$93,970
Equity compensation (a)	6,138		11,382
Write off of deferred loan costs	449		—
Tax effects of these adjustments (b)	(1,432)		(2,370)
Adjusted Net Income (c)	$81,620	$—	$102,982

Earnings per common share:
Basic	$1.03		$1.22
Diluted	$1.01		$1.19
Adjusted earnings per common share:
Basic	$1.10		$1.34
Diluted	$1.08		$1.30
Weighted average common shares outstanding:
Basic	73,993		76,862
Diluted	75,798		79,288

(a)	Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)
For the thirteen weeks ended May 4, 2024 and April 29, 2023, this represents the estimated tax effect (by using the projected full year tax rates for the respective years) of the total adjustments made to arrive at Adjusted Net Income.

(c)	Effective January 28, 2023, we no longer exclude pre-opening expenses from our computations of Adjusted Net Income.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table (amounts in thousands):

	Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Net cash provided by operating activities	$199,677	$52,135
Net cash used in investing activities	(32,355)	(40,547)
Adjusted Free Cash Flow	$167,322	$11,588